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                                                                EXHIBIT 10(a)


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "Experts" and to the use of our reports on the Alexander Hamilton Variable Annuity Separate Account dated April 16, 1997, and the Alexander Hamilton Life Insurance Company of America dated April 18, 1997, in Post-Effective Amendment No. 3 (Form N-4, No. 33-75714) under the Securities Act of 1933 and Amendment No. 4 (Form N-4, No. 811-8374) under the Investment Company Act of 1940 and related Statement of Additional Information of The Allegiance Variable Annuity issued by Alexander Hamilton Life Insurance Company of America.

                                               ERNST & YOUNG LLP
                                               /s/ Ernst & Young LLP

Greensboro, North Carolina
December 11, 1997